SNODGRASS

CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-8 Registration Statement of MVB Financial Corp. of our report dated March 7, 2012, relating to the consolidated financial statements of MVB Financial Corp. as of December 31, 2011 and 2010.

/s/ S R Snodgrass, A.C.

Wheeling, West Virginia

February 18, 2013

S. R. Snodgrass, A.C. • 980 National Road • Wheeling, West Virginia 26003-6400 • Phone: (304) 233-5030 • Facsimile: (304) 233-3062